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                                                                      EXHIBIT 24

                        [RYDER SCOTT COMPANY LETTERHEAD]



                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the use on the Form 10-K of Sterling Gas Drilling Fund 1981 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                              Very Truly Yours,

                                              /s/ RYDER SCOTT COMPANY
                                              RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS


Denver, Colorado
March 17, 1999